EX-99(m)(2)

                              DISTRIBUTION PLAN OF
                             NATIONWIDE MUTUAL FUNDS
                              Effective May 1, 2007
                           AMENDED September __, 2007

         Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Nationwide Mutual Funds (formerly, Gartmore Mutual Funds) (the "Trust"):

               FUND                                                                           CLASSES
               ----                                                                           -------
Nationwide Mid Cap Growth Leaders Fund                                                                  A, B, C, R
Nationwide Growth Fund                                                                                  A, B, C, R
Nationwide Fund                                                                                         A, B, C, R
Nationwide Bond Fund                                                                              A, B, C, R, X, Y
Nationwide Tax-Free Income Fund                                                                      A, B, C, X, Y
Nationwide Government Bond Fund                                                                   A, B, C, R, X, Y
Nationwide Money Market Fund                                                                               Service
Nationwide S&P 500 Index Fund                                                      A, B, C, R, Service, Local Fund
Nationwide Small Cap Fund                                                                               A, B, C, R
Nationwide Large Cap Value Fund                                                                         A, B, C, R
Nationwide Short Duration Bond Fund                                                             A, C, Service, IRA
Nationwide U.S. Growth Leaders Fund                                                                     A, B, C, R
Nationwide Leaders Fund                                                                                 A, B, C, R
Nationwide Value Opportunities Fund                                                                     A, B, C, R
Nationwide Enhanced Income Fund                                                                               A, R
Nationwide Small Cap Index Fund                                                                         A, B, C, R
Nationwide Mid Cap Market Index Fund                                                                    A, B, C, R
Nationwide International Index Fund                                                                     A, B, C, R
Nationwide Bond Index Fund                                                                              A, B, C, R
Nationwide Investor Destinations Aggressive Fund                                               A, B, C, R, Service
Nationwide Investor Destinations Moderately Aggressive Fund                                    A, B, C, R, Service
Nationwide Investor Destinations Moderate Fund                                                 A, B, C, R, Service
Nationwide Investor Destinations Moderately Conservative Fund                                  A, B, C, R, Service
Nationwide Investor Destinations Conservative Fund                                             A, B, C, R, Service
Nationwide Global Technology and Communications Fund                                                    A, B, C, R
Nationwide Global Health Sciences Fund                                                                  A, B, C, R
NorthPointe Small Cap Growth Fund                                                                       A, B, C, R
NorthPointe Small Cap Value Fund                                                                        A, B, C, R
Nationwide Emerging Markets Fund                                                                        A, B, C, R
Nationwide International Growth Fund                                                                    A, B, C, R
Nationwide Worldwide Leaders Fund                                                                       A, B, C, R
Nationwide Global Financial Services Fund                                                               A, B, C, R
Nationwide Global Utilities Fund                                                                        A, B, C, R
Nationwide Micro Cap Equity Fund                                                                        A, B, C, R
Nationwide Mid Cap Growth Fund                                                                          A, B, C, R
Nationwide U.S. Growth Leaders Long-Short Fund                                                          A, B, C, R
Nationwide China Opportunities Fund                                                                     A, B, C, R
Nationwide Global Natural Resources Fund                                                                A, B, C, R

                              DISTRIBUTION PLAN OF
                             NATIONWIDE MUTUAL FUNDS
                              Effective May 1, 2007
                           AMENDED September __, 2007
                                     Page 2

Nationwide Optimal Allocations Fund: Growth                                                             A, B, C, R
Nationwide Optimal Allocations Fund: Moderate Growth                                                    A, B, C, R
Nationwide Optimal Allocations Fund: Moderate                                                           A, B, C, R
Nationwide Optimal Allocations Fund: Specialty                                                          A, B, C, R
Nationwide Optimal Allocations Fund: Defensive                                                          A, B, C, R
Nationwide Small Cap Leaders Fund                                                                       A, B, C, R
Nationwide Hedged Core Equity Fund                                                                      A, B, C, R
Nationwide Small Cap Growth Opportunities Fund                                                          A, B, C, R
Nationwide Small Cap Value Fund                                                                         A, B, C, R
Nationwide Small Cap Core Fund                                                                          A, B, C, R
Nationwide Market Neutral Fund                                                                          A, B, C, R
NATIONWIDE TARGET DATE SERIES:
Nationwide Destination 2010 Fund                                                                      A, C, R1, R2
Nationwide Destination 2015 Fund                                                                      A, C, R1, R2
Nationwide Destination 2020 Fund                                                                      A, C, R1, R2
Nationwide Destination 2025 Fund                                                                      A, C, R1, R2
Nationwide Destination 2030 Fund                                                                      A, C, R1, R2
Nationwide Destination 2035 Fund                                                                      A, C, R1, R2
Nationwide Destination 2040 Fund                                                                      A, C, R1, R2
Nationwide Destination 2045 Fund                                                                      A, C, R1, R2
Nationwide Destination 2050 Fund                                                                      A, C, R1, R2
Nationwide Retirement Income Fund                                                                     A, C, R1, R2

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The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of
1940, as amended (the "1940 Act").

         Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a) 25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds; and

(b) 100 basis points (1.00%) of the average daily net assets of the Class B Shares of each of the Funds, 75 basis points (0.75%) of which will be a "distribution fee" (as described below) and 25 basis points (0.25%) of which will be a service fee; and

(c) 85 basis points (0.85%) of the average daily net assets of the Class X Shares (formerly Class B shares) of the Nationwide Bond Fund, Nationwide Tax-Free Income Fund, and Nationwide Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

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

                              DISTRIBUTION PLAN OF
                             NATIONWIDE MUTUAL FUNDS
                              Effective May 1, 2007
                           AMENDED September __, 2007
                                     Page 3

(d) 100 basis points (1.00%) of the average daily net assets of the Class C Shares of each of the Funds which have adopted Class C shares as described above (except the Nationwide Money Market Fund and Nationwide Short Duration Bond Fund), 75 basis points (0.75%) of which will be a "distribution fee" (as described below), and 25 basis points (0.25%) of which will be considered a service fee; and

(e) 85 basis points (0.85%) of the average daily net assets of the Class Y Shares (formerly Class C shares) of the Nationwide Bond Fund, Nationwide Tax-Free Income Fund, and Nationwide Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

(f) 7 basis points (0.07%) of the average daily net assets of the Local Fund Shares of the Nationwide S&P 500 Index Fund; and

(g) 15 basis points (0.15%) of the average daily net assets of the Service Class Shares of the Nationwide S&P 500 Index Fund and the Nationwide Money Market Fund; and

(h) 25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Nationwide Short Duration Bond Fund, Nationwide Investor Destinations Aggressive Fund Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Conservative Fund; and

(i) 25 basis points (0.25%) of the average daily net assets of the IRA Class Shares of the Nationwide Short Duration Bond Fund; and

(j) 50 basis points (0.50%) of the average daily net assets of the Class R Shares of the Funds, 25 basis points (0.25%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee.

(k) 65 basis points (0.65%) of the average daily net assets of the Class R1 Shares of the Nationwide Target Date Series Funds (including the Nationwide Retirement Income Fund), 40 basis points (0.40%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee.

(l) 50 basis points (0.50%) of the average daily net assets of the Class R2 Shares of the Nationwide Target Date Series Funds (including the Nationwide Retirement Income Fund), 25 basis points (0.25%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee.

These fees will be paid to Nationwide Fund Distributors LLC for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Except as specifically designated above, the fees may be used either as distribution fees or servicing fees to the extent that they fit the

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

                              DISTRIBUTION PLAN OF
                             NATIONWIDE MUTUAL FUNDS
                              Effective May 1, 2007
                           AMENDED September __, 2007
                                     Page 4

descriptions below. As described above, the following types of fees may be paid pursuant to the Plan:

(a) a distribution fee for: (i) (a) efforts of an Underwriter expended in respect of or in furtherance of sales of Class B Shares, and (b) to enable an Underwriter to make payments to other broker/dealers and other eligible institutions (each a "Broker/Dealer") for distribution assistance pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expenses relating to printing and distributing advertising and sales literature and reports to shareholders for use in connection with the sales of Class B Shares, processing purchase, exchange and redemption requests from customers and placing orders with an Underwriter or the Funds' transfer agent, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries; and

(b) a service fee, if applicable and not otherwise covered under an administrative services plan and/or agreement, for: (i) (a) efforts of an Underwriter expended in servicing shareholders and (b) to enable an Underwriter to make payments to a Broker/Dealer for shareholder services pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with shareholder service including, but not limited to personal, continuing services to investors. For purposes of the Plan, a Broker/Dealer may include any of an Underwriter's affiliates or subsidiaries. A service fee will be considered as such pursuant to Section 2830(b)(9) of the Conduct Rules of the NASD.

(c) No provision of this Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

         Section 3. This Plan shall not take effect until it has been approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

         Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with

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

                              DISTRIBUTION PLAN OF
                             NATIONWIDE MUTUAL FUNDS
                              Effective May 1, 2007
                           AMENDED September __, 2007
                                     Page 5

respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

         Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

         A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

         Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.

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